Exhibit (e)(1)
                             UNDERWRITING AGREEMENT


AGREEMENT made this 1st day of October, 1999, by and between INVESTORS CASH TRUST, a Massachusetts business trust (the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby appoints KDI to act as principal underwriter for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which KDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company.

KDI accepts such appointment and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Fund's organizational documents.

2. KDI shall sell shares of the Fund to or through qualified broker-dealers and other financial services firms ("Firms") in such manner, not inconsistent with the provisions hereof and the Fund's currently effective registration statement, including the prospectus and statement of additional information and any supplements or amendments thereto ("Registration Statement"), as KDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling agreements.

Shares of the Fund offered for sale or sold by KDI shall be so offered or sold at a price per share determined in accordance with the Registration Statement except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share. The net asset value per share of each Portfolio of the Fund shall be determined in the manner and at the times set forth in the Registration Statement.

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The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

3. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

4. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Fund and its shares as KDI may reasonably request for use in connection with the sale of shares of the Fund.

5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, KDI will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

6. KDI shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. KDI will not make, or authorize any Firms or others to make, any short sales of shares of the Fund. KDI, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the Registration Statement. In selling or reacquiring shares of the Fund for the account of the Fund, KDI will in all respects conform to the requirements of all state and Federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. KDI will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given to KDI) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of KDI.

KDI agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by KDI or any of KDI's employees or representatives, or (ii) may be based upon any untrue

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statement or alleged untrue statement of a material fact contained in the
Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by KDI, or (iii) may be incurred or arise by reason of KDI's acting as the Fund's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is KDI's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is KDI to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified KDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify KDI of any such claim shall not relieve KDI from any liability which KDI may have to the Fund or any person against whom such action is brought otherwise than on account of KDI's indemnity agreement contained in this paragraph. KDI shall be entitled to participate, at KDI's own expense, in the defense, or, if KDI so elects, to assume the defense of any suit brought to enforce any such liability, but if KDI elects to assume the defense, such defense shall be conducted by counsel chosen by KDI and satisfactory to the Fund, to its officers and Board members, or to any controlling person or persons, defendant or defendants in the suit. In the event that KDI elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case KDI does not elect to assume the defense of any such suit, KDI will reimburse the Fund, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. KDI agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Fund shall not, without the prior written consent of KDI, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of KDI from all liability on claims that are the subject matter of such action, suit or proceeding.

The Fund agrees to indemnify and hold harmless KDI and each of KDI's directors and officers and each person, if any, who controls KDI within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which KDI or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or

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necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to KDI by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against KDI or any such director, officer or controlling person unless KDI or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon KDI or upon such director, officer or controlling person (or after KDI or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to KDI, its directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, KDI, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse KDI or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify KDI promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. KDI shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either KDI is or could have been a party and indemnity has or could have been sought hereunder by KDI, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by KDI under this Agreement. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the Federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. KDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with KDI) incident to the sale and distribution of the shares issued or sold hereunder including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not

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include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement, prospectus or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

8. This agreement shall become effective on the date hereof and shall continue in effect until September 30, 2000 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this Agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the KDI hereunder. This agreement shall automatically terminate in the event of its assignment. The term "assignment" shall have the meaning set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

9. KDI will not use or distribute or authorize the use, distribution or dissemination by Firms or others in connection with the sale of such shares any statements, other than those contained in the Fund's Registration Statement, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and will furnish the Fund with copies of all such material.

KDI will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price of the Fund's shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

12. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of that portion of the distribution services fees (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, KDI shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

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13. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 12 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois.


IN WITNESS WHEREOF, the Fund and KDI have caused this Agreement to be executed as of the day and year first above written.


INVESTORS CASH TRUST                                  ATTEST:


By:      /s/ Mark S. Casady                           /s/ Maureen E. Kane
         ------------------                           -------------------
         Mark S. Casady                               Maureen E. Kane
         President                                    Assistant Secretary


KEMPER DISTRIBUTORS, INC.                             ATTEST:


By:      /s/ James L. Greenawalt                      /s/ Philip Collora
         -----------------------                      ------------------
Title:   President                                    Title: Assistant Secretary

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